Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 24, 1996, relating to the consolidated financial statements of F&M Bankcorp that is incorporated by reference in the annual report on Form 10-K of F&M Bancorp for the year ended December 31, 1995, which have not been restated to reflect the November 15, 1996 consummation of the pooling-of-interest transaction, which was the subject of the Registration Statement Number 333-4967 on Form S-4 filed with the Commission on June 7, 1996.




                                            /s/  Keller Bruner & Company L.L.C.
                                                 ------------------------------
                                                 Keller Bruner & Company L.L.C.

Frederick, Maryland
November 18, 1996